EXHIBIT 10.6

PROMISSORY NOTE

SI 50.000.00	LOS ANGELES, CALIFORNIA	AUGUST 21.2008

FOR VALUE RECEIVED, I PROMISE TO PAY TO THE ORDER OF ROBERT LEVY, AT 3550 WILSHIRE BOULEVARD, SUITE 840, LOS ANGELES, CALIFORNIA THE SUM OF ONE HUNDRED FIFTY THOUSAND DOLLARS AND 00/100 ($150,000.00) IN LAWFUL MONEY OF THE UNITED STATES OF AMERICA, WITH INTEREST FROM AUGUST 21,2008, AT THE RATE OF 7% PER ANNUM UNTIL PAID. IN THE EVENT THERE IS A SUIT OR ACTION TO ENFORCE PAYMENT OF THIS NOTE OR ANY PORTION THEREOF, I PROMISE TO PAY SUCH ADDITIONAL SUM AS THE COURT MAY ADJUDGE REASONABLE AS ATTORNEY FEES IN SAID ACTION OR SUIT, AND BE MADE A PART OF THE JUDGMENT, OR IF PLACED IN THE HANDS OF ATTORNEYS FOR COLLECTION IF EFFECTUATED WITHOUT SUIT, I PROMISE TO PAY ALL COSTS AND EXPENSES INCLUDING REASONABLE ATTORNEY FEES.

DUE DATE
SEPTEMBER 4,2008